EXHIBIT 10.1 December 15, 2017 By Email Delivery Mr. Mark D. Weber 437 S. Stough Street Hinsdale, Illinois 60521 Re: Offer of Employment Dear Mark: On behalf of Federal Signal Corporation (the “Company”), it is with great pleasure that I present you with the following offer of employment in the position of Chief Operating Officer (“COO”) reporting to me. We look forward to the addition of your expertise to our executive leadership team. The precise terms of our offer are as follows: 1) Start Date: Your start date is to be January 15, 2018 or as mutually agreed upon. 2) Base Salary: Your base salary will be $450,000 per year, less taxes and withholdings, and will be paid on a semi- monthly basis. You will be considered for an annual merit-based salary increase in March of 2019. 3) Annual Cash Incentive Bonus: Provided you agree to the enclosed Terms of Employment Agreement, for calendar year 2018 you are eligible to earn a cash incentive bonus through our Short-Term Incentive Bonus Plan (“STIP”) in accordance with its terms. Our STIP is designed to reward and motivate outstanding performance and is based on achievement of annual Company and individual objectives. Your target bonus under the STIP is 65% of your base salary with a maximum bonus opportunity of 130% of your base salary. Any bonus earned with respect to 2018 will be subject to pro-ration based on your start date. Your eligibility for an annual cash incentive bonus opportunity in subsequent calendar years will be communicated to you in writing when such determinations are made by the Company’s Compensation and Benefits Committee (the “CBC”). As currently structured: (i) 70% of the bonus opportunity is based on the financial performance of the Company; and (ii) 30% of the bonus opportunity is based on your attainment of individual objectives. In addition to satisfying Company and individual objectives, you must be employed by the Company on the date bonuses are paid to earn a bonus. Bonus payments are subject to the approval of the executive team and the CBC and generally occur in March of the calendar year following the calendar year to which the bonus applies. 4) Long-Term Equity Incentives: In 2018, you may be eligible to receive a long-term equity incentive award with a grant date value at target of $500,000. As currently structured, your award will be comprised 50% of performance share units (“PSUs”), 25% of non-qualified stock options (“NQSOs”), and 25% of time-based restricted stock (“RSAs”). PSUs are currently tied to a 3-year performance period and, if earned, vest at the end of the performance period. Depending on performance, PSUs may be earned anywhere between 0% and 200% of target. NQSOs currently vest ratably over a 3-year period and RSAs cliff vest at the end of a 3-year period. Your eligibility for equity incentive awards in subsequent calendar years shall be determined by and in the discretion of the CBC.

Mr. Mark D. Weber December 15, 2017 Page 2 To receive these equity incentive awards, you must execute a Non-Competition, Non-Solicitation & Confidentiality Agreement (the “Equity Non-Compete”) and award agreements which, together with the applicable plan document, contain the precise terms and conditions of your awards. Your award agreements, along with the Equity Non-Compete, will be presented to you during the Company’s annual grant cycle. In the event of your retirement, as determined by the CBC and subject to the terms of your award agreements and applicable plan document, your equity awards may be eligible for accelerated vesting and/or extension of your option exercise period. When analyzing a retirement, the CBC applies “good leaver” criteria as part of its analysis. At present, the criteria include: (a) whether the executive: (i) remained employed in good standing with the Company through his/her retirement date; (ii) provided reasonable written notice to the Company of his/her intention to retire of no less than twelve (12) weeks; (iii) materially breached any statutory, contractual, or common law duties owed to Company or any material Company policy, including but not limited to post-employment non-competition, nonsolicitation and confidentiality obligations; and (iv) failed in good faith to provide to and perform for Company all reasonably requested duties and responsibilities in connection with the transition of executive’s duties and responsibilities; and (b) the financial status of the Company, Company performance, Company stock performance, and, where appropriate, input from Company management. Please know and understand that nothing in this offer letter constitutes a promise or guarantee of any treatment or analysis with respect to your equity awards upon your retirement. Further, incentive plans, equity and cash as referenced above, may be discontinued or modified in the Company’s discretion, subject to the terms of any existing award agreements and applicable plan documents. 5) Stock Ownership Guidelines/ Insider Trading: Based on your position, you are subject to our stock ownership guidelines (“SOGs”) and your ability to trade in Company stock is regulated by our Insider Trading Policy and applicable law. Copies of our current SOGs and Insider Trading Policy, which may be amended from time-to- time in the Company’s, are enclosed herein. 6) Car Allowance: You will receive a monthly car allowance in the amount of $950 in accordance with Company policy. 7) Paid Time Off: a. Vacation. You will accrue paid vacation days at the rate of 1.67 vacation days per month worked, up to a maximum of 20 vacation days in a calendar year for your use in that same year of accrual. Vacation days may be taken before they are earned, subject to your agreement to re-pay the Company should your employment end with a negative vacation balance. At the end of a calendar year, earned but unused vacation days are forfeited, are not compensable, and do not carry over. The Company encourages you to use all your vacation days. Vacation entitlement and accrual rates are subject to modification in the discretion of the Company. b. Holidays. The Company recognizes eight (8) paid holidays, subject to change in the Company’s discretion. c. Personal Days. You will be entitled to three (3) paid personal days for your use in the 2018. In subsequent years, personal day entitlement will be in accordance with then-applicable Company policy. Unused personal days at the end of a calendar year do not carry-over, are forfeited, and are not compensable.

Mr. Mark D. Weber December 15, 2017 Page 3 8) Benefits: Subject to individual plan requirements, you will be eligible to participate in the Company’s group health and welfare benefit programs on the first day of the month after your start date. Coverage options are outlined in the enclosed Benefits Summary Sheet. With the exception of our Retirement Savings Plan (the “401(k) plan”) in which you will be enrolled as soon as administratively feasible following your start date, you must enroll in all benefit plans available to you within 30 days of start date or you will waive coverage until the next open enrollment period. You may also be eligible to participate in the non-qualified Federal Signal Corporation Savings Restoration Plan (“SRP”) beginning in 2018. Your prior years of service to the Company will be included in any applicable 401(k) and/or SRP Company contribution determination. Benefit plans may be discontinued or modified in the Company’s discretion. Benefit plan eligibility and participation is determined by applicable plan documents which control in the event of any discrepancy between this offer letter or the enclosed Benefits Summary Sheet. 9) Severance: The Company currently maintains an Executive General Severance Plan (“Severance Plan”), a copy of which is enclosed. As discussed and agreed, and as determined by the CBC, you agree that you are not eligible to participate in the Severance Plan, unless and until both of the following pre-conditions are satisfied: (i) you have worked for the Company as our COO for a period of one (1) year from your 2018 start date; and (ii) the undersigned is no longer serving the Company as its Chief Executive Officer. Moreover, if you do become eligible, you agree that your eligibility shall automatically end and discontinue notwithstanding any terms set forth in the Severance Plan to the contrary, without any severance payment or other obligation owed to you, on August 1, 2022. During any period that you are eligible to participate in the Severance Plan, your eligibility shall be as a Tier I Executive. The Company reserves the right to modify or discontinue the Severance Plan, and/or your Tier I level of eligibility (if any), in its discretion. The Company also maintains a General Severance Pay Plan for lower-level employees. For the avoidance of any doubt, you agree that you will not participate in, nor at any time be eligible to participate in, and hereby waive any and all rights of eligibility and participation in, the General Severance Pay Plan at any time. 10) Executive Change-in-Control Severance Agreement: You are being offered the opportunity to enter into the enclosed Tier 1 Executive Change-in-Control Severance Agreement (“CIC Agreement”) with the Company. To accept this opportunity, you must return a signed CIC Agreement along with a signed copy of this offer letter. 11) Employment Eligibility Verification: The Immigration Reform and Control Act of 1986 requires employers to ensure all new employees are eligible to work in the United States. As such, new employees must present proof of employment eligibility within 3 days of employment. Please review the enclosed list of acceptable documents and plan to provide one item from list A, OR one item from list B AND list C. You should be prepared to provide your original documentation on your first day of employment with the Company. This offer is for at-will employment. This means that either you or the Company may choose to end the employment relationship at any time with or without cause, for any lawful reason or for no reason. This offer is not, nor shall it be construed to be, a guarantee or promise of employment for any specified or set period. This offer of employment, together with STIP participation and other consideration herein provided, is expressly conditioned upon you signing and adhering to the enclosed Terms of Employment Agreement which includes post- employment obligations owed by you to the Company. This offer also is contingent upon you successfully passing a background check and drug screen.

Mr. Mark D. Weber December 15, 2017 Page 4 Mark, we hope you will accept this offer and we look forward to you joining our team. To accept this offer, please execute and return to me this offer letter and the enclosed Terms of Employment Agreement and CIC Agreement, on or before December 15, 2017. If you have any questions about this offer, please call me at 630-954-2000. Best regards, /s/ Jennifer L. Sherman Jennifer L. Sherman President and Chief Executive Officer Enclosures: Terms of Employment Agreement, SOGs, Insider Trading Policy, Benefits Summary Sheet, Severance Plan, CIC Agreement, List of Acceptable Documents Acceptance: I accept the offer set forth above and agree to all its terms. I further represent and warrant that there were no promises or guarantees made to me that are not contained in this offer letter. /s/ Mark D. Weber 12/15/2017___________________ Mark Weber Date